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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /X/  Soliciting Material Pursuant to Section 240.14a-12

                     Computer Associates International, Inc.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

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    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on June 29, 2001 in connection with the solicitation of proxies for electing the board of directors of Computer Associates at the 2001 annual meeting of Computer Associates' stockholders.

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                                                              June 29, 2001


E. Christopher Murray, Esq.
Reisman, Peirez & Reisman
1301 Franklin Avenue
Suite 270
Garden City, NY 11530

Dear Mr. Murray:

I am writing on behalf of the entire management team at Computer Associates to tell you how much we appreciate your efforts in forming a grass roots coalition to protect the Long Island economy. As long time members of the community with a stake in its future growth, it is encouraging to see so many people come together to rally around these issues. We are extremely grateful that Long Island's business and political leaders share our view of the role our company has played in maintaining the economic vibrancy of this community.


Thank you for your support.

                                                     Yours sincerely,

                                                     /s/ Sanjay Kumar

                                                     Sanjay Kumar

                       STATEMENT FROM COMPUTER ASSOCIATES

Computer Associates is deeply appreciative of the efforts of Christopher Murray and the law firm of Reisman, Peirez and Reisman in organizing a coalition of Long Island's business and political leaders to protect the Long Island economy from the possible effects of the current proxy contest. It is encouraging to see so many people come together to rally around this issue.
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We are extremely grateful that Long Island's leaders appreciate, as we certainly do, the role our company has played in helping build and maintain the economic vibrancy here.

For almost all of our 25 years, Long Island has been our home, first in Jericho, then in Garden City and now in Islandia. Nearly all the 3,000 employees at our company's World Headquarters not only live and work here, but they and their families are an integral part of the businesses, schools, houses of worship and the many other organizations and institutions that contribute to the unique community we call Long Island. With the support of the coalition -- and that of our shareholders, employees and customers -- we will call Long Island 'home' for many years to come.

While we could not be here in person today, we know your efforts will go a long way to raise the public's awareness of these issues.

                              IMPORTANT INFORMATION

Computer Associates plans to file a proxy statement with the Securities and Exchange Commission relating to Computer Associates' solicitation of proxies from the stockholders of Computer Associates with respect to the Computer Associates 2001 annual meeting of stockholders. COMPUTER ASSOCIATES ADVISES SECURITY HOLDERS TO READ ITS PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Computer Associates' proxy statement and other relevant documents will be available for free at WWW.SEC.GOV. You may also obtain a free copy of Computer Associates' proxy statement, when it becomes available, by writing to Computer Associates at One Computer Associates Plaza, Islandia, New York 11749, by contacting MacKenzie Partners, Inc., toll free at 1-800-322-2885, or D.F. King & Co., Inc., toll free at 1-800-431-9642, or at
WWW.CA.COM. Detailed information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of Computer Associates' shareholders is available in the soliciting materials on
Schedule 14A filed by Computer Associates with the SEC.